                             THIRD AMENDMENT TO THE
                           COOPER CAMERON CORPORATION
                  SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN

     WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the COOPER CAMERON CORPORATION SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN (the "Plan") for the benefit of the eligible employees of the Employer (as defined in the Plan); and

     WHEREAS, the Company desires to amend the Plan on behalf of itself and the other participating Employers;

     NOW, THEREFORE, in consideration of the foregoing premises, the Plan shall be and hereby is amended as follows:

I. Effective January 1, 2002, a new Section 7.4 shall be added to the Plan as follows:

               "7.4 Claims Procedures. Claims for Plan benefits and reviews of Plan benefit claims that have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Cooper Cameron Corporation Plans Administration Committee, which procedures are hereby incorporated by reference as part of the Plan, and may be amended from time to time by such committee."

II. Effective as of December 31, 2002:

     1. No employee who is not a Participant as of December 31, 2002 shall be eligible to become a Participant.

     2. No Participant shall be permitted to make contributions to the Plan, nor shall any contributions be made on the Participant's behalf, respecting any period after December 31, 2002.

     3. From and after December 31, 2002, and at all times prior to its termination, the Plan shall continue to be operated in accordance with its terms and provisions except as herein provided.

III. All terms used in this amendment with initial capitalization shall have the meanings assigned to them under the provisions of the Plan, unless otherwise qualified by the context.

IV. As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED, this 19th day of December, 2002, effective for all purposes as provided above.

                                                 COOPER CAMERON CORPORATION


                                                 By: /s/ Jane Crowder
                                                     ---------------------------
                                                 Name:  Jane Crowder
                                                 Title: Vice President